EXHIBIT 3.1(b)

                                GKN HOLDING CORP.

                          CERTIFICATE OF ELIMINATION OF

                            SERIES A PREFERRED STOCK

              -----------------------------------------------------


                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

              -----------------------------------------------------



                  GKN Holding Corp., a corporation organized and existing under the Delaware General Corporation Law of the State of Delaware ("Corporation"),


                  DOES HEREBY CERTIFY:


                  FIRST:  The name of the Corporation is:

                                GKN Holding Corp.

                  SECOND: That the Corporation was originally incorporated in Delaware on January 30, 1987 under its present name.

                  THIRD: That a class of Series A Preferred Stock, par value $.10 per share ("Series A Preferred Stock") was established by the Corporation's Restated Certificate of Incorporation as filed with the Delaware Secretary of State on June 6, 1991, as amended by Certificate of Amendment as filed with the Delaware Secretary of State on September 15, 1992, with such terms and conditions as set forth in such Restated Certificate of Incorporation, as amended.

                  FOURTH: That no issued shares of the Series A Preferred Stock remain outstanding and the Corporation no longer desires to issue any shares of Series A Preferred Stock.

                  FIFTH: That pursuant to the authority so vested in the board of directors pursuant to Section 151(g) of the Delaware General Corporation Law, the board of directors by unanimous written consent dated January 13, 1997, duly adopted the following resolution:



                  RESOLVED,   that,  since  no  Series  A  Preferred  Stock  are
         outstanding and none will be issued in accordance with the Corporation's Restated Certificate of Incorporation previously filed which established the Series A Preferred Stock, the Corporation's Board of Directors, pursuant to the authority vested in it by the provisions of Section 151(g) of the Delaware General Corporation Law, hereby eliminates from the Corporation's Restated Certificate of Incorporation, as amended, all matters set forth therein with respect to the Series A Preferred Stock and the Corporation, by its Board of Directors, deems such Series A Preferred Stock to be cancelled.

                  Such resolution was signed by the Chairman and Chief Executive Officer and Secretary of the Corporation.

                  IN WITNESS WHEREOF, we have executed this Certificate on behalf of the Corporation, under penalties of perjury, and believe the facts stated herein to be true, this 14th day of January 1997.


                                                GKN Holding Corp.



                                                By:    /s/ David Nussbaum
                                                --------------------------
                                                Name: David M. Nussbaum
                                                Title:    Chairman and Chief
                                                          Executive Officer


                                                By: /s/    Katherine Nathan
                                                ---------------------------
                                                Name:  Katherine Nathan
                                                Title:    Secretary




                           CORPORATE ACKNOWLEDGEMENTS


STATE OF   New York)
                   ) ss.:
COUNTY OF  New York)


                  On the 17th day of January 1997, before me personally came David M. Nussbaum, to me known, who, being by me duly sworn, did depose and say that he believes the facts stated in the Certificate of Elimination to be true; that he is the Chairman and Chief Executive Officer of GKN Holding Corp., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.



  /s/ Carl Goodman                                   March 30, 1998
----------------------------                      -----------------------------
Notary Public                                        Commission Expiration Date


STATE OF   New York)
                   ) ss.:
COUNTY OF  New York)


                  On the 17th day of January 1997, before me personally came Katherine Nathan, to me known, who, being by me duly sworn, did depose and say that she believes the facts stated in the Certificate of Elimination to be true; that she is the Secretary of GKN Holding Corp., the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the board of directors of said corporation.




  /s/ Carl Goodman                                    March 30, 1998
--------------------------                        ----------------------------
Notary Public                                        Commission Expiration Date